UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 3, 2026

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

(484) 254-6134
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Definitive Material Agreement.

Underwriting Agreement

On June 3, 2026, NRx Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BTIG, LLC, as representative of the several underwriters listed in Schedule A thereto (the “Underwriters”) in connection with a public offering of an aggregate of 5,714,286 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by the Company at a price to the public of $3.50 per share (the “Offering”). In addition, the Company granted the Underwriters a 30-day option to purchase up to 857,142 additional shares of Common Stock.

The Company estimates that the net proceeds of the Offering will be approximately $18.8 million (or $21.6 million, if the Underwriters’ option to purchase additional shares of Common Stock is exercised in full), in each case, after deducting compensation payable in connection with the offering and other estimated offering expenses payable by the Company.

The Offering is being made pursuant to a shelf registration statement on Form S-3 (No. 333-288205) that was previously filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on December 22, 2025 and a prospectus supplement and accompanying base prospectus, which were filed with the SEC.

The Offering closed on June 4, 2026.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments that the Underwriters may be required to make because of such liabilities. In addition, the Company and the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock without first obtaining the written consent of the Underwriters, subject to certain exceptions, for sixty (60) days after the date of the Underwriting Agreement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to, and incorporate herein by reference, the full text thereof, a copy of which is filed herewith as Exhibit 1.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01.	Other Events.

On June 3, 2026, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.1.

On June 4, 2026, the Company issued a press release announcing the closing of the Offering, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement dated June 3, 2026, by and between NRx Pharmaceuticals, Inc. and BTIG, LLC, as representative of the several underwriters named therein.

5.1	Legal Opinion of Cozen O’Connor.

23.1	Consent of Cozen O’Connor (included in Exhibit 5.1).

99.1	Press Release dated June 3, 2026.

99.2	Press Release dated June 4, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: June 4, 2026	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Title:	Chief Executive Officer